Exhibit 23b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of ArvinMeritor, Inc. and management's report on the effectiveness of internal control over financial reporting dated November 17, 2006, appearing in the Annual Report on Form 10-K of ArvinMeritor, Inc. for the year ended September 30, 2006.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Detroit, Michigan

March 8, 2007